As filed with the Securities and Exchange Commission on October 24, 2017

Registration No. 333-220995

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

IRONCLAD ENCRYPTION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	7372	81-0409475
State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

One Riverway, 777 South Post Oak Lane, Suite 1700

Houston, Texas 77056

(888) 362-7972

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Len E. Walker

One Riverway, 777 South Post Oak Lane, Suite 1700

Houston, Texas 77056

(888) 362-7972

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Ted Schweinfurth

Louann Richard

Baker & McKenzie LLP
2001 Ross Avenue, Suite 2300
Dallas, Texas 75203
(214) 978-3000
(214) 978-3099 (Fax)

Approximate Date of Commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

IronClad Encryption Corporation is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-1 (No. 333-220995) to file Exhibits 101.INS, 101.SCH, 101.CAL, 101.DEF, 101.LAB and 101.PRE. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, the Exhibit Index, and the exhibits filed herewith. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission:

		Incorporated by reference
Exhibit	Document Description	Form	Date Filed	Exhibit Number	Filed herewith

2.1	Share Exchange Agreement between Butte Highlands Mining Company and InterLok Key Management, Inc.	8-K	1/06/17	10.1

3.1	Certificate of Incorporation of IronClad Encryption Corporation, dated October 16, 2017	8-K	10/17/17	3.4

3.2	Bylaws of IronClad Encryption Corporation, dated October 16, 2017	8-K	10/17/17	3.5

4.1	Form of Common Stock Certificate (Class A) of IronClad Encryption Corporation	10-Q	8/21/17	4.1

4.2	Common Stock Purchase Warrant by and between IronClad Encryption Corporation and Tangiers Global, LLC dated August 24, 2017	S-1	10/17/17	4.2

4.3	Registration Rights Agreement by and between IronClad Encryption Corporation and Tangiers Global, LLC dated August 24, 2017.	S-1	10/17/17	4.3

5.1	Opinion of Counsel	S-1	10/17/17	5.1

10.1+	Amended & Restated IronClad Encryption Corporation 2017 Equity Incentive Plan	8-K	10/17/17	10.1

10.2+	Form of Stock Option Agreement (Incentive and Non-Qualified Stock Options) under Amended & Restated IronClad Encryption Corporation 2017 Equity Incentive Plan	10-Q	8/21/17	10.02

10.3	Securities Purchase Agreement by and between IronClad Encryption Corporation and PowerUp Lending Group, Ltd. dated June 26, 2017	10-Q	8/21/17	10.03

10.4	Convertible Promissory Note (principal amount of $78,500) pursuant to Securities Purchase Agreement by and between IronClad Encryption Corporation and PowerUp Lending Group, Ltd. dated June 26, 2017	10-Q	8/21/17	10.04

10.5+	Employment Agreement by and between IronClad Encryption Corporation and Jeff B. Barrett effective as of January 6, 2017	10-Q	8/21/17	10.05

10.6+	Employment Agreement by and between IronClad Encryption Corporation and Daniel M. Lerner effective as of January 6, 2017	10-Q	8/21/17	10.06

10.7+	Employment Agreement by and between IronClad Encryption Corporation and James D. McGraw effective as of January 6, 2017	10-Q	8/21/17	10.07

10.8+	Employment Agreement by and between IronClad Encryption Corporation and Len E. Walker effective as of January 6, 2017	10-Q	8/21/17	10.08

10.9+	Employment Agreement by and between IronClad Encryption Corporation and David G. Gullickson effective as of May 1, 2017	10-Q	8/21/17	10.09

10.10+	Employment Agreement by and between IronClad Encryption Corporation and Monty R. Points effective as of May 1, 2017	10-Q	8/21/17	10.10

10.11+	Employment Agreement by and between IronClad Encryption Corporation and Randall W. Rice effective as of June 1, 2017	10-Q	8/21/17	10.11

10.12	Investment Agreement by and between IronClad Encryption Corporation and Tangiers Global, LLC dated August 24, 2017	S-1	10/17/17	10.12

10.13	Convertible Promissory Note by and between IronClad Encryption Corporation and Tangiers Global, LLC dated August 24, 2017	S-1	10/17/17	10.13

10.14	Convertible Promissory Note by and between IronClad Encryption Corporation and Tangiers Global, LLC dated August 24, 2017	S-1	10/17/17	10.14

23.1	Consent of Accountants for IronClad Encryption Corporation.	S-1	10/17/17	23.1

24.1	Power of Attorney (included on signature page).	S-1	10/17/17	24.1

101.INS	XBRL Instance Document				X

101.SCH	XBRL Taxonomy Extension Schema Document				X

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document				X

101.DEF	XBRL Taxonomy Extension Definitions Linkbase Document				X

101.LAB	XBRL Taxonomy Extension Label Linkbase Document				X

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document				X

+	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston on October 24, 2017.

IRONCLAD ENCRYPTION CORPORATION

/s/ James D. McGraw
President, Chief Executive Officer, Vice Chairman of the Board and Principal Executive Officer

/s/ David G. Gullickson
Vice President of Finance, Treasurer, and Principal Accounting and Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ James D. McGraw	Director	October 24, 2017
James D. McGraw

*	Director	October 24, 2017
Gregory B. Lipsker

*	Director	October 24, 2017
John S. Reiland

*By:	/s/ James D. McGraw	Attorney-In-Fact	October 24, 2017
James D. McGraw

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